UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 6, 2017

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Cabot Microelectronics Corporation (the "Company") with the U.S. Securities and Exchange Commission on March 7, 2017 (the "Original Report") to report the final voting results of the Company's 2017 Annual Meeting of Stockholders held on March 7, 2017 (the "2017 Annual Meeting").  The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company's decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers.  No other changes have been made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) Frequency of Stockholder Votes on Executive Compensation. As reported in the Original Report, at the 2017 Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company's stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation.  In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on named executive officer compensation will be held annually until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which the Company expects to hold no later than at its 2023 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: May 26, 2017	By:	WILLIAM S. JOHNSON
William S. Johnson
Executive Vice President and Chief Financial Officer
[Principal Financial Officer]